                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

                                                 [ ] CONFIDENTIAL,  FOR  USE OF
                                                 THE  COMMISSION  ONLY (AS
[ ]  Preliminary proxy Statement                 PERMITTED BY RULE 14a-6(e)(2)).
[x]  Definitive proxy Statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                HNC SOFTWARE INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

         -----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3)  Filing Party:

         -----------------------------------------------------------------------
     (4)  Date Filed:

         -----------------------------------------------------------------------

                           [LOGO OF HNC SOFTWARE INC.]








                                 April 24, 2000

To Our Stockholders:

You are cordially invited to attend the 2000 Annual Meeting of Stockholders of HNC Software Inc. to be held at HNC's offices located at 5935 Cornerstone Court West, San Diego, California, on Thursday, May 25, 2000, at 10:00 a.m., local time.

The matters to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Please use this opportunity to take part in HNC's affairs by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE BEFORE THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We hope to see you at the meeting.


                                          Sincerely,



                                          John Mutch
                                          President and Chief Executive Officer

                                HNC SOFTWARE INC.
                           5935 CORNERSTONE COURT WEST
                           SAN DIEGO, CALIFORNIA 92121


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To our stockholders:

The 2000 annual meeting of stockholders of HNC Software Inc. will be held at our offices at 5935 Cornerstone Court West, San Diego, California, on Thursday, May 25, 2000, at 10:00 a.m., local time.

At the meeting, you will be asked to consider and vote upon the following matters:

     1. The election of five directors, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal. At the meeting, our board of directors intends to present the following nominees for election as directors:

                  Edward K. Chandler                Thomas F. Farb
                  Alex W. Hart                      Charles H. Gaylord, Jr.
                  John Mutch

     2. A proposal to amend our Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 shares to 120,000,000 shares.

     3. A proposal to approve an amendment to our 1995 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,850,000 shares.

     4. A proposal to approve an amendment to our 1995 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 200,000 shares and to provide that the number of shares of common stock reserved for issuance under the plan will be automatically increased each January 1 by an amount equal to 1% of the total number of shares outstanding on the previous December 31.

     5. A proposal to approve an amendment to our 1995 Directors Stock Option Plan to increase the number of shares of common stock reserved for issuance under the plan by 100,000 shares.

     6. A proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for 2000.

     7. To transact the other business that may properly come before the meeting or any adjournment or postponement of the meeting.

These items of business are more fully described in the attached proxy statement. Only stockholders of record at the close of business on April 19, 2000 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                      By Order of the Board of Directors



                                      Kenneth J. Saunders
                                      Chief Financial Officer and Secretary


San Diego, California
April 24, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                HNC SOFTWARE INC.
                           5935 CORNERSTONE COURT WEST
                        SAN DIEGO, CALIFORNIA 92121-3728


                                 PROXY STATEMENT



                                 APRIL 24, 2000

The accompanying proxy is solicited on behalf of the board of directors of HNC Software Inc., a Delaware corporation, for use at the 2000 annual meeting of stockholders to be held at our offices at 5935 Cornerstone Court West, San Diego, California, on Thursday, May 25, 2000, at 10:00 a.m., local time. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 24, 2000. An annual report for 1999 is enclosed with this proxy statement.

RECORD DATE; QUORUM

Only holders of record of common stock at the close of business on April 19, 2000 will be entitled to vote at the meeting. The presence at the meeting, in person or by proxy, of a majority of the shares outstanding on that date will constitute a quorum for the transaction of business. At the close of business on the record date, we had 26,560,695 shares of common stock outstanding and entitled to vote.

VOTING RIGHTS; REQUIRED VOTE

Stockholders are entitled to one vote for each share held as of the record date. Shares may not be voted cumulatively. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote shares on a particular matter, a "broker non-vote," then those shares will not be considered present and entitled to vote on that matter, although they will be counted in determining whether or not a quorum is present at the meeting.

Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Approval of proposal No. 2 requires the affirmative vote of a majority of the shares of common stock outstanding. Abstentions and broker non-votes will have the effect of a vote against proposal No. 2. Approval of each of proposals No. 3, 4, 5 and 6 requires the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting that are voted for or against the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on those proposals. The inspector of elections appointed for the meeting will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes.

VOTING OF PROXIES

The proxy accompanying this proxy statement is solicited on behalf of the board of directors. We ask all stockholders to complete, date and sign the proxy and promptly return it in the enclosed envelope or otherwise mail it to HNC. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained in the proxy; however, returned signed proxies that give no instructions as to how they should be voted on a particular proposal will be counted as votes "for" that proposal. In the case of the election of directors, proxies that give no instructions as to how they should be voted will be counted as voted "for" election to the board of all the nominees presented by the board.

If sufficient votes in favor of the proposals are not received by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any adjournment requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

HNC will pay the expenses of soliciting the proxies for the meeting. After the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph or in person. After the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. We reimburse those record holders for their reasonable expenses upon request. We have retained Corporate Investors Communications, an independent proxy solicitation firm, to assist in soliciting proxies at an estimated fee of $6,000 plus reimbursement of reasonable expenses.

REVOCABILITY OF PROXIES

A stockholder may revoke a proxy at any time before it is voted by signing and returning a proxy bearing a later date, by delivering a written notice of revocation to HNC stating that the proxy is revoked or by attending the meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the meeting.

                      PROPOSAL NO. 1--ELECTION OF DIRECTORS

The board currently consists of six directors, five of whom are nominated for reelection at the meeting. Robert L. North is not standing for reelection. At the meeting, stockholders will elect directors to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified or until the director's earlier resignation, death or removal.

Shares represented by the accompanying proxy will be voted "for" the election of the five nominees recommended by the board unless the proxy is marked to withhold authority to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or for good cause will not serve as a director.

DIRECTORS/NOMINEES

The names of the nominees, and information about them, are set forth below:


                                                                                                                DIRECTOR
NAME OF DIRECTOR                   AGE               PRINCIPAL OCCUPATION                                        SINCE
----------------                   ---               --------------------                                       --------


Edward K. Chandler (1)              42    Managing Director, Graystone Venture Partners, LLC                      1991
Alex W. Hart (2)                    59    Independent Consultant to the financial services industry               1998
Thomas F. Farb (1)                  43    General Partner and Chief Financial Officer, Summit Partners            1987
Charles H. Gaylord, Jr. (2)         54    Private technology investor                                             1995
John Mutch                          43    President and Chief Executive Officer, HNC Software Inc.                1999


-------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

Edward K. Chandler has been a director of HNC since August 1991. Since July 1991, he has been president of Prairie-EKC, Inc., a partner of the general partner of PCE 1991 Limited Partnership, a venture capital firm, and a principal of Prairie Capital Partnership, a venture capital firm. Since November 1996, Chandler has also been a managing director of Graystone Venture Partners, LLC, a venture capital firm. He holds a bachelor's of arts degree in economics from Yale University and a master's degree in business administration from Harvard University.

Alex W. Hart has been a director of HNC since October 1998. Since February 1998, he has been an independent consultant to the financial services industry. From August 1996 to February 1998, Hart served as chief executive officer of Advanta Corporation, a diversified financial services company. From March 1994 to August 1996, Hart served as executive vice chairman of Advanta Corporation. From November 1988 to March 1994, he served as president and chief executive officer of MasterCard International. He holds a bachelor's of arts degree in social relations from Harvard University and has completed studies at the Graduate School of Bank Marketing at the University of Colorado and the Graduate Program for Data Processing Management at Harvard Business School.

Thomas F. Farb has been a director of HNC since November 1987. Since September 1998, he has served as a general partner and the chief financial officer of Summit Partners, a private investment firm. From April 1994 to August 1998, Farb served as senior vice president, chief financial officer and treasurer of Interneuron Pharmaceuticals, Inc., a publicly-held diversified pharmaceutical company, and as an officer of several of its subsidiaries. From October 1992 to March 1994, Farb served as vice president of corporate development, chief financial officer and controller of Cytyc Corporation, a medical device and diagnostics company. Farb also serves as a director of Redwood Trust, Inc., a California-based publicly-held Real Estate Investment Trust. He holds a bachelor's of arts degree in sociology from Harvard University.

Charles H. Gaylord, Jr. has been a director of HNC since May 1995. He is currently a private technology investor. From December 1993 to September 1994, Gaylord served as executive vice president of Intuit Inc., a publicly-held personal and small business finance software company, following Intuit's acquisition of ChipSoft, Inc., a tax preparation software company. Before that acquisition, from June 1990 to December 1993, he served first as president and chief executive officer and a director of ChipSoft and then as chairman of the board of directors and chief executive officer. He holds bachelor's and master's of science degrees in aerospace engineering from Georgia Institute of Technology and a master's degree in business administration from Harvard University.

John Mutch has been a director of HNC since December 1999. He was appointed president and chief executive officer during December 1999, effective January 2000. Mutch joined us in July 1997, serving initially as vice president, marketing until September 1998, then as president of HNC Insurance Solutions from September 1998 to October 1999 and as president and chief operating officer from October 1999 to January 2000. He was a founder of MVenture Holdings, Inc., a private equity fund that invests in start-up technology companies, and served as a general partner from June 1994 to July 1997. From December 1986 to June 1997, Mutch held a variety of executive marketing positions with Microsoft Corporation, including director of organization marketing. He holds a bachelor's of science degree in applied economics from Cornell University and a master's degree in business administration from the University of Chicago.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

BOARD OF DIRECTORS.   During 1999, the Board met 21 times, including telephone
conference meetings, and acted by written consent six times. No director attended fewer than 75% of the total number of meetings of the board held while he was a director and the total number of meetings held by all committees of the board on which the director served during the time he served.

Standing committees of the board include an audit committee and a compensation committee. The board does not have a nominating committee or a committee performing similar functions.

AUDIT COMMITTEE.   Chandler and Farb are the current members of the audit
committee. The audit committee met five times during 1999. The audit committee meets with our independent accountants to review the adequacy of our internal control systems and financial reporting procedures; reviews the general scope of our annual audit and the fees charged by the independent accountants; reviews and monitors the performance of non-audit services by our auditors, reviews the fairness of any proposed transaction between HNC and any officer, director or other affiliate of HNC (other than transactions subject to the review of the compensation committee), and after review, makes recommendations to the full board; and performs further functions as may be required by any stock exchange or over-the-counter market upon which the HNC common stock may be listed.

COMPENSATION COMMITTEE.   Gaylord and Hart are the current members of the
compensation committee. Oliver D. Curme was a member of the compensation committee until April 1999, when his term as a director ended. During 1999, the compensation committee met 16 times. The compensation committee recommends compensation for our officers and employees, grants (or delegates authority to grant) options and stock awards under our employee benefit plans, and reviews and recommends adoption of and amendments to stock option and employee benefit plans.

DIRECTOR COMPENSATION

We reimburse board members for reasonable expenses associated with their attendance at board meetings. We pay Farb a fee of $1,000 for each board meeting he attends. None of the other board members receives a fee for attending board meetings. Members of the board who are not employees of HNC, or any parent, subsidiary or affiliate of HNC, are eligible to participate in our 1995 Directors Stock Option Plan. During 1999, Chandler, Farb, and Gaylord were each granted an option under this plan to purchase 10,000 shares of common stock at a price of $29.6875 per share. During 1999, Hart was granted an option under this plan to purchase 10,000 shares of common stock at a price of $39.9375 per share.

    THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINATED DIRECTOR.

    PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

In March 2000, the board approved an amendment to our certificate of incorporation, subject to stockholder approval, to increase the number of authorized shares of common stock by 70,000,000 shares. This amendment will increase the number of shares authorized from 50,000,000 shares to 120,000,000 shares. The amendment will not affect the par value of the common stock, which will remain at $0.001 per share. No other change in the rights of stockholders is proposed. This proposed increase would result in additional shares being available for, among other things, stock splits, stock dividends and issuance from time to time for other corporate purposes, such as acquisitions of companies or pursuant to stock options or other employee benefit plans. HNC believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

As of December 31, 1999, approximately 25,704,000 of our authorized shares of common stock were issued and outstanding. Of the remaining 24,296,000 shares of common stock, approximately 10,812,000 were reserved for issuance under our stock benefit plans and upon conversion of our convertible notes. If the proposed amendment is approved, we will have approximately 83,484,000 shares of common stock that are authorized, but that are not outstanding or reserved for future issuance.

                  THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT
                      OF THE CERTIFICATE OF INCORPORATION.

     PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO THE 1995 EQUITY INCENTIVE PLAN

In April 2000, the board adopted, subject to stockholder approval, an amendment to our 1995 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,850,000 shares. We are now asking the stockholders to approve the amendment.

The board believes that the increase in the number of shares reserved for issuance under the incentive plan is in the best interests of HNC because of the continuing need to provide stock options to attract and retain quality employees in order to remain competitive in the industry. The granting of equity incentives under the incentive plan plays an important role in our efforts to attract and retain employees of outstanding ability. Competition for skilled engineers and other key employees in the software industry is intense and the use of significant stock options for retention and motivation of personnel is pervasive in the high technology industries. The board believes that the additional reserve of shares for equity incentives will provide us with adequate flexibility to ensure that we can continue to meet those goals and facilitate expansion of our employee base.

Below is a summary of the principal provisions of the incentive plan. The summary is qualified in its entirety by reference to the full text of the incentive plan, which may be obtained from HNC. The incentive plan is also on file with the Securities and Exchange Commission and is available at the SEC's website at www.sec.gov.

INCENTIVE PLAN HISTORY. The board and stockholders originally adopted and approved the incentive plan in May 1995. The Board and stockholders amended it once in each of 1996, 1997 and 1999 and twice in 1998 to increase the number of shares available for grant. The purpose of the incentive plan is to offer employees and other eligible persons an opportunity to participate in HNC's future performance through awards of stock options, restricted stock and stock bonuses. From the inception of the incentive plan through December 31, 1999, options to purchase a total of 8,414,899 shares were granted under the incentive plan, of which options to purchase 2,671,185 shares were canceled. During the same time period, options were granted under the incentive plan to the executive officers named in the Summary Compensation Table, as follows:

         -        John Mutch, 485,000 shares;

         -        Kenneth J. Saunders, 136,238 shares;

         -        Earl V. Malit, 25,000 shares;

         -        J. Anthony Patterson, 50,000 shares;

         -        John Buchanan, 121,214 shares;

         -        Robert L. North, 150,626 shares;

         -        Raymond V. Thomas, 51,214 shares; and

         -        Michael A. Thiemann, 140,000 shares.

During the same time period, the current executive officers as a group (10 persons) were granted options under the incentive plan to purchase a total of 817,452 shares, and options to purchase a total of 7,597,447 shares were granted to employees other than current executive officers. No options have been granted under the incentive plan to any director who is not an executive officer or to any associate of any executive officer or director of HNC. No person received 5% or more of the total options granted under the incentive plan from the inception of the incentive plan through December 31, 1999, with exception that John Mutch was granted 5.8% of total options granted.

SHARES SUBJECT TO THE INCENTIVE PLAN. The stock subject to issuance under the incentive plan consists of shares of authorized but unissued common stock. The number of shares is subject to proportionate adjustment to reflect stock splits, stock dividends and other similar events. There are 9,100,000 shares of common stock reserved for issuance under the incentive plan, as the incentive plan has been proposed to be amended. As of December 31, 1999, an additional 237,838 shares had been transferred from our 1987 Stock Option Plan and were available for grant under the incentive plan. HNC has also reserved 1,430,000 shares of common stock for issuance under HNC's 1998 Stock Option Plan and 1,251,327 shares of common stock for issuance under option plans that HNC has assumed in connection with acquisitions through December 31, 1999. A total of 242,393 shares are currently available for future grants under HNC's 1998 Stock Option Plan; no additional shares will be granted from plans that HNC has assumed in connection with acquisitions through December 31, 1999.

ELIGIBILITY. Employees, officers, directors, consultants, independent contractors and advisors of HNC (and of any of its subsidiaries and affiliates) are eligible to receive awards under the incentive plan. No participant is eligible to receive more than 500,000 shares of common stock in any calendar year under the incentive plan, other than new employees of HNC (including directors and officers who are also new employees) who are eligible to receive up to a maximum of 700,000 shares in the calendar year in which they start their employment with HNC. As of December 31, 1999, approximately 700 persons were eligible to participate in the incentive plan, 1,600,286 shares had been issued upon exercise of options granted under the incentive plan and 4,143,428 shares were subject to outstanding options. As of that date, 1,744,124 shares were available for future grant.

ADMINISTRATION. The incentive plan is administered by the compensation committee of the board. The members of the committee are appointed by the board and are "NON-EMPLOYEE DIRECTORS," as defined in Rule 16b-3 under the Securities Exchange Act and "OUTSIDE DIRECTORS," as defined for purposes of
Section 162(m) of the Internal Revenue Code. The committee currently consists of Charles H. Gaylord, Jr. and Alex W. Hart.

Subject to the terms of the incentive plan, the committee determines the persons who are to receive awards, the number of shares subject to each award and the terms and conditions of awards. The committee has authorized HNC's President and Chief Executive Officer to make option grants to non-officer employees within specified ranges of shares based on the position and grade level for the employee and guidelines established by the committee. The committee also has the authority to construe and interpret any of the provisions of the incentive plan or any awards granted under the incentive plan.

STOCK OPTIONS. The incentive plan permits grants of options that are intended to qualify either as incentive options or nonqualified options. Incentive options may be granted only to employees (including officers and directors who are also employees) of HNC or any parent or subsidiary of HNC. The per share exercise price for each incentive option must be no less than the "fair market value" (as defined in the incentive plan) of a share of common stock at the time the option is granted. In the case of an incentive option granted to a 10% stockholder, the per share exercise price must be no less than 110% of the fair market value of a share of common stock at the time the option is granted. Options granted under the incentive plan before August 1999 generally have a term of up to ten years, and options granted after August 1999 generally have a term of up to seven years. The closing price of HNC common stock on the Nasdaq National Stock Market was $50.375 per share on April 19, 2000.

Participants may pay the exercise price of options granted under the incentive plan as approved by the committee at the time of grant: (1) in cash (by check); (2) by cancellation of indebtedness we owe to the participant;
(3) by surrender of shares of HNC common stock, as long as the participant has owned the shares for at least six months and the shares surrendered have a fair market value on the date of surrender equal to the total exercise price of the option; (4) by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the participant for services rendered; (6) by a "same-day sale" commitment from the participant and a National Association of Securities Dealers, Inc. broker; (7) by a "margin" commitment from the participant and an NASD broker; or (8) by any combination of the foregoing.

RESTRICTED STOCK AWARDS. The committee may grant restricted stock awards to purchase stock to eligible participants, either in addition to, or in tandem with, other awards under the incentive plan. The committee determines the terms, conditions and restrictions of the awards. The purchase price for restricted stock awards must be no less than the fair market value of HNC common stock on the date of the award and can be paid for in any of the forms of consideration listed in items (1) through (5) in "Stock

Options" above, as are approved by the Committee at the time of grant. To date, HNC has not granted any restricted stock awards under the incentive plan.

STOCK BONUS AWARDS. The committee may grant stock bonus awards to eligible participants, either in addition to, or in tandem with, other awards under the incentive plan. The committee determines the terms, conditions and restrictions of the stock bonuses. To date, HNC has not granted any stock bonus awards under the incentive plan and does not intend to grant stock bonus awards from shares now reserved or now proposed to be reserved under the incentive plan.

MERGERS, CONSOLIDATIONS, CHANGE OF CONTROL. In the event of a merger, consolidation, dissolution or liquidation of HNC, the sale of substantially all of the assets of HNC or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the incentive plan or provide substantially similar consideration, shares or other property as was provided to stockholders of HNC in the transaction (after taking into account the provisions of the awards). If the successor corporation does not assume or substitute the options, the options will expire upon the closing of the transaction at the time and upon the conditions as the board determines.

AMENDMENT OF THE INCENTIVE PLAN. The board or the committee may at any time terminate or amend the incentive plan, including amending any form of award agreement or instrument to be signed under the incentive plan. However, the board and the committee may not, without stockholder approval, amend the incentive plan in any manner that requires stockholder approval under the Internal Revenue Code or the regulations under the Internal Revenue Code, or under the Securities Exchange Act or Rule 16b-3 (or its successor) under the Securities Exchange Act.

TERM OF THE INCENTIVE PLAN. Unless terminated earlier as provided in the incentive plan, the incentive plan will expire in May 2005, ten years after it was adopted by the board.

FEDERAL INCOME TAX INFORMATION. THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO HNC AND PARTICIPANTS UNDER THE INCENTIVE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON THE PARTICIPANT'S INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE INCENTIVE PLAN.

INCENTIVE STOCK OPTIONS. A participant will recognize no income upon grant of an incentive option and will incur no tax on its exercise, unless the participant is subject to the alternative minimum tax as described below. If the participant holds shares acquired upon exercise of an incentive option for more than one year after the date the incentive option was exercised and for more than two years after the date it was granted, the participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the shares. The amount of this gain or loss will be equal to the difference between the amount realized upon the disposition of the shares and the option exercise price.

If the participant disposes of shares acquired upon exercise of an incentive option before the expiration of either required holding period, then the gain realized upon the disposition, up to the difference between the fair market value of the shares on the date of exercise (or, if less, the amount realized on a sale of the shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be capital gain.

ALTERNATIVE MINIMUM TAX. The difference between the fair market value of the shares acquired upon exercise of an incentive option on the date of exercise and the exercise price for the shares is an adjustment to income for purposes of the alternative minimum tax. Taxpayers must pay alternative minimum tax if the amount of the alternative minimum tax is more than their regular income tax. The amount of the alternative minimum tax is 26% of an individual taxpayer's alternative minimum taxable income (28% of alternative minimum taxable income over $175,000). For alternative minimum taxable income that would otherwise be taxable as net capital gain, the maximum alternative minimum tax rate is 20%. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by specified tax preference items and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). The difference between the fair market value of shares acquired upon the exercise of an incentive option on the date of exercise and the exercise price is a tax preference item for this purpose. If the taxpayer disposes of the shares before the expiration of either required holding period, but the disposition occurs in the same calendar year as exercise of the incentive option, there is no alternative minimum tax adjustment for those shares. Also, upon a sale of shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the shares at exercise over the amount paid for the shares.

NONQUALIFIED STOCK OPTIONS. A participant will not recognize any taxable income at the time a nonqualified option is granted. However, upon exercise of a nonqualified option, the participant must include the spread in income as compensation. The spread is the difference between the fair market value of the purchased shares on the date of exercise and the exercise price of the shares. The participant must treat the included amount as ordinary income. The included amount may be subject to withholding by HNC, either by payment in cash or withholding out of the participant's salary. When the participant sells the shares, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

RESTRICTED STOCK AND STOCK BONUS AWARDS. Restricted stock and stock bonus awards will generally be subject to tax at the time of receipt, unless there are restrictions that enable the participant to defer tax. At the time the tax is incurred, the tax treatment will be similar to that discussed above for nonqualified options.

MAXIMUM TAX RATES. The maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum of 20%. For this purpose, in order to receive long-term capital gain treatment, the shares must be held for more than twelve months. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

TAX TREATMENT OF HNC. HNC generally will be entitled to a deduction in connection with the exercise of a nonqualified option or the receipt of restricted stock or stock bonuses by a participant to the extent that the participant recognizes ordinary income, provided that HNC timely reports the income to the Internal Revenue Service. HNC will be entitled to a deduction in connection with the disposition of shares acquired upon the exercise of an incentive option only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the shares.

                  THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT
                       TO THE 1995 EQUITY INCENTIVE PLAN.

         PROPOSAL NO. 4: AMENDMENT OF 1995 EMPLOYEE STOCK PURCHASE PLAN

Stockholders are being asked to approve an amendment to our 1995 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 200,000 shares, from 650,000 shares to 850,000 shares. The amendment will also provide for an automatic increase each year in the pool of shares reserved for issuance under the employee stock purchase plan equal to 1% of the total shares outstanding at the end of the previous year. The board believes that the increase in the number of shares reserved for issuance under the stock purchase plan is in the best interests of HNC because there is a continuing need to provide equity participation to attract and retain quality employees and remain competitive in the industry. We believe that the stock purchase plan plays an important role in our efforts to attract and retain employees of outstanding ability.

The board approved the proposed amendment in March 2000, to be effective upon stockholder approval. Below is a summary of the principal provisions of the stock purchase plan. The summary is qualified in its entirety by reference to the full text of the stock purchase plan, which may be obtained from HNC. The stock purchase plan is also on file with the Securities and Exchange Commission and is available at the SEC's Web site at WWW.SEC.GOV.

STOCK PURCHASE PLAN HISTORY. The stock purchase plan was adopted by the board and approved by the stockholders in May 1995. In 1999, the Board amended the stock purchase plan to increase the number of shares available for issuance under the plan. The purpose of the plan is to provide participating employees with a convenient means of acquiring an equity interest in HNC through payroll deductions, to enhance their sense of participation in the affairs of HNC, and to provide an incentive for continued employment. We intend that the stock purchase plan will qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code.

SHARES SUBJECT TO THE STOCK PURCHASE PLAN. The stock subject to issuance under the stock purchase plan consists of shares of our authorized but unissued common stock. The board has reserved a total of 850,000 shares of common stock for issuance under the stock purchase plan, as the stock purchase plan has been proposed to be amended. This number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events. Under the proposed amendment, the number of shares reserved for issuance under the stock purchase plan will automatically increase each January 1 by that number of shares that equals 1% of the number of shares of common stock outstanding as of the previous December 31.

ADMINISTRATION. The compensation committee of the board administers the stock purchase plan. The interpretation or construction by the committee of any provisions of the plan will be final and binding on all participating employees.

ELIGIBILITY. All employees of HNC, or any subsidiary of HNC designated by the board as eligible to participate in the stock purchase plan, are eligible to participate in an Offering Period (as defined below) under the plan, except the following:

         - employees who are not employed by HNC or any subsidiary of HNC one month before the beginning of the Offering Period;

         - employees who are customarily employed for less than 20 hours per week;

         - employees who are customarily employed for less than five months in a calendar year; and

         - employees who own stock or hold options to purchase stock, or as a result of participation in the stock purchase plan would own stock or hold options to purchase stock, with 5% or more of the total combined voting power or value of all classes of our stock.

Approximately 1,000 persons were eligible to participate in the stock purchase plan for the offering period beginning August 1, 1999. As of December 31, 1999, 327,464 shares had been issued under the stock purchase plan and 322,536 shares were available for future issuance, not including the proposed amendment.

Participating employees participate in the stock purchase plan through payroll deductions. A participating employee sets the rate of payroll deductions, which may not be less than 2% nor more than 10% of the participating employee's W-2 compensation, including base salary, wages, commissions, overtime, shift premiums, bonuses and draws against commissions, and before any deductions under Sections 125 or 401(k) of the Internal Revenue Code. No participating employee is permitted to purchase shares under the stock purchase plan at a rate which, when added to the employee's rights to purchase stock under all similar purchase plans of HNC, exceeds $25,000 in fair market value determined as of the Offering Date for each calendar year.

OFFERING PERIODS. Each offering of common stock under the stock purchase plan is for a period of 12 months (the "OFFERING PERIOD"). Offering Periods start on February 1 and August 1 of each year and end on January 31 and July 31 of each year. Each Offering Period consists of two six-month purchase periods (individually, a "PURCHASE PERIOD") during which payroll deductions of the participating employees are accumulated. The board has the power to set the beginning date of any Offering Period and to change the dates or the duration of Offering Periods or Purchase Periods without stockholder approval if the change is announced at least 15 days before the scheduled beginning of the first Offering Period or Purchase Period to be affected. The first day of each Offering Period is the "OFFERING DATE" for that Offering Period and the last business day of each Purchase Period is the "PURCHASE DATE" for that Purchase Period.

Participating employees may elect to participate in any Offering Period by enrolling as provided under the terms of the stock purchase plan. Once enrolled, a participating employee will automatically participate in each succeeding Offering Period unless the participating employee withdraws from the Offering Period or the stock purchase plan is terminated. After the rate of payroll deductions for an Offering Period is set by a participating employee, that rate is effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the participating employee is automatically enrolled) unless otherwise changed by the participating employee. The participating employee may increase or lower the rate of payroll deductions a maximum of once during a single Offering Period. A participating employee may increase or decrease the rate of payroll deductions for any subsequent Offering Period not later than the 15th day of the month before the beginning of that offering period.

PURCHASE PRICE. The purchase price of shares that may be acquired in any Purchase Period under the stock purchase plan is 85% of the lesser of: (a) the fair market value of the shares on the Offering Date; or (b) the fair market value of the shares on the Purchase Date. The fair market value of a share of the common stock is defined as the closing price on the Nasdaq National Market on the last trading date before the date of determination (or the average closing price over the number of consecutive trading days before the date of determination as the board determines to be appropriate).

PURCHASE OF STOCK UNDER THE STOCK PURCHASE PLAN. The number of whole shares a participating employee will be able to purchase in any Purchase Period is determined by dividing the total payroll amount withheld from the participating employee during the Purchase Period by the purchase price for each share determined as described above. The purchase takes place automatically on the Purchase Date of that Purchase Period.

WITHDRAWAL. A participating employee may withdraw from any Offering Period. Upon withdrawal, the accumulated payroll deductions will be returned to the withdrawn participating employee, without interest, if the withdrawal occurs at least 15 days before the related Purchase Date. If the withdrawal occurs less than 15 days before the Purchase Date, payroll deductions will continue for the remainder of that Offering Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the participating employee enrolls in the new Offering Period at least 15 days before the Offering Date.

AMENDMENT OF THE STOCK PURCHASE PLAN. The board may at any time amend, terminate or extend the term of the stock purchase plan, except that any termination cannot affect the terms of shares previously granted under the stock purchase plan, and any amendment cannot change the terms of shares previously granted which would adversely affect the right of any participating employee. In addition, any amendment must have stockholder approval if the amendment would: (a) increase the number of shares that may be issued under the stock purchase plan; (b) change the designation of the employees (or class of employees) eligible for participation in the stock purchase plan; or (c) constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Securities Exchange Act of 1934.

TERM OF THE STOCK PURCHASE PLAN. The stock purchase plan will continue until the earlier to occur of: (a) termination of the stock purchase plan by the board; (b) the issuance of all the shares of common stock reserved for issuance under the stock purchase plan; or (c) May 2005, ten years after the date the board adopted the stock purchase plan.

FEDERAL INCOME TAX INFORMATION. THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO HNC AND EMPLOYEES PARTICIPATING IN THE STOCK PURCHASE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON THE EMPLOYEE'S INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE STOCK PURCHASE PLAN. The stock purchase plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code.

TAX TREATMENT OF THE PARTICIPATING EMPLOYEE. Participating employees will not recognize income for federal income tax purposes either upon enrollment in the stock purchase plan or upon the purchase of shares. All tax consequences are deferred until a participating employee sells the shares, disposes of the shares by gift or dies.

If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the participating employee dies while owning the shares, the participating employee will realize ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (a) 15% of the fair market value of the shares at the beginning of the Offering Period; or (b) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of shares is treated as capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participating employee has a capital loss for the difference between the sale price and the purchase price.

If the shares are sold or are otherwise disposed of, including by way of gift (but not death, bequest or inheritance) (in any case, a "DISQUALIFYING DISPOSITION") within either the one-year or the two-year holding periods described above, the participating employee will realize ordinary income at the time of sale or other disposition, taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income (not currently subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the aggregate fair market value of the shares at the date of purchase is a capital gain or loss. The maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain is taxed at a maximum rate of 20%. To receive long-term capital gain treatment, the stock must be held for more than one year. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

TAX TREATMENT OF HNC. HNC will be entitled to a deduction in connection with the disposition of shares acquired under the stock purchase plan only to the extent that the participating employee recognizes ordinary income on a disqualifying disposition of the shares. We will treat any transfer of record ownership of shares as a disposition, unless we are notified to the contrary. In order to enable us to learn of disqualifying dispositions and ascertain the amount of the deductions to which we are entitled, participating employees are required to notify us in writing of the date and terms of any disposition of shares purchased under the stock purchase plan.

              THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT OF THE
                        1995 EMPLOYEE STOCK PURCHASE PLAN

         PROPOSAL NO. 5 - AMENDMENT OF 1995 DIRECTORS STOCK OPTION PLAN

Stockholders are being asked to approve an amendment to our 1995 Directors Stock Option Plan to increase the number of shares of common stock reserved for issuance under the plan by 100,000 shares, from 500,000 shares to 600,000 shares. The board believes that the increase in the number of shares reserved for issuance under the directors plan is in the best interests of HNC because of the continuing need to provide equity participation to attract and retain quality outside directors. The directors plan plays an important role in our efforts to attract and retain outside directors of outstanding ability.

The board approved the proposed amendment in March 2000, to be effective upon stockholder approval. Below is a summary of the principal provisions of the directors plan. The summary is qualified in its entirety by reference to the full text of the directors plan, which may be obtained from HNC. The directors plan is also on file with the Securities and Exchange Commission and is available at the SEC's website at www.sec.gov.

DIRECTORS PLAN HISTORY. The directors plan was adopted by the board and stockholders in May 1995. The board and stockholders amended it in 1999 to increase the number of shares available for issuance under the plan. The purpose of the directors plan is to enhance our ability through the use of equity incentives to attract and retain highly qualified outside directors.

SHARES SUBJECT TO THE DIRECTORS PLAN. The stock subject to options under the directors plan consists of shares of our authorized but unissued common stock. A total of 600,000 shares may be issued under the directors plan, as the directors plan has been proposed to be amended.

ADMINISTRATION. The directors plan is administered by the board. The interpretation by the board of any of the provisions of the directors plan or any option granted under the directors plan will be final and conclusive.

ELIGIBILITY. Under the directors plan, HNC may grant options to each director who is not an employee of HNC (or of any parent, subsidiary or affiliate of HNC) in accordance with the formula specified in the next paragraph. As of December 31, 1999, four persons were eligible to receive options under the directors plan, 125,000 shares had been issued upon exercise of options and our current non-employee directors, as a group, had been granted options to purchase a total of 330,000 shares under the directors plan. As of December 31, 1999, 155,000 shares were subject to outstanding options and 220,000 shares were available for future option grants under the directors plan.

FORMULA FOR OPTION GRANTS. Each outside director will automatically be granted an option to purchase 25,000 shares of common stock on the date the outside director first becomes a member of the board (an "INITIAL GRANT"). At each anniversary of the Initial Grant to an individual outside director thereafter, the outside director will automatically be granted an additional option to purchase 10,000 shares of common stock, so long as he or she continuously remains a director of HNC (a "SUCCEEDING GRANT").

TERMS OF OPTION GRANTS. Options granted under the directors plan are intended to be non-qualified options. Each Initial Grant and each Succeeding Grant will have a term of ten years and be exercisable as they vest. The shares subject to the Initial Grant vest as follows, so long as the outside director continuously remains a director of HNC: (a) 40% of the shares vest on the first anniversary of the Initial Grant; (b) 30% of the shares vest on the second anniversary of the Initial Grant; (c) 20% of the shares vest on the third anniversary of the Initial Grant; and (d) the remaining 10% of the shares vest on the fourth anniversary of the Initial Grant. Each Succeeding Grant will vest at the rate of 25% per year beginning on the first anniversary of the date of the Succeeding Grant, so long as the outside director continuously remains a director of HNC. The option exercise price will be the fair market value (as defined in the directors plan) of the common stock as of the date of the grant. The option exercise price will be payable in cash (by check) and in a number of other forms of consideration, including fully paid shares of common stock owned by the outside director for more than six months, by waiver of compensation due or accrued to the outside director for services rendered, through a "same day sale," through a "margin commitment," or through any combination of these.

MERGERS, CONSOLIDATIONS, CHANGE OF CONTROL. In the event of a merger, consolidation, dissolution or liquidation of HNC, the sale of substantially all of the assets of HNC or any other similar corporate transaction, the vesting of all options granted under the directors plan will accelerate and the options will become exercisable in full before the event at the times and on the conditions as the committee determines. If the options are not exercised before the corporate transaction, they will terminate as provided in the directors plan.

AMENDMENT OF THE DIRECTORS PLAN. The committee may terminate or amend the directors plan to the extent permitted by law, and with respect to any shares at the time not subject to options. The committee may not, without stockholder approval, increase the total number of shares of common stock available for issuance under the directors plan or change the class of persons eligible to receive options. Further, the provisions relating to eligibility, the award formula and the terms and conditions of options shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or ERISA or the rules under these laws. In any case, no amendment of the directors plan may adversely affect any options outstanding at the time of the amendment or any unexercised portions of options then outstanding without the written consent of the option holder.

TERM OF THE DIRECTORS PLAN. Unless terminated earlier as provided in the directors plan, options may be granted under the directors plan from time to time up until May 2005, ten years after the date the board adopted the directors plan.

FEDERAL INCOME TAX INFORMATION. For the federal tax implications to the outside directors and HNC for options granted under the directors plan, see the discussion of the tax implications of non-qualified options in "Proposal No. 3 - Approval of Amendment to the 1995 Equity Incentive Plan - Federal Income Tax Information" above.

              THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT OF THE
                        1995 DIRECTORS STOCK OPTION PLAN

      PROPOSAL NO. 6: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

We have selected PricewaterhouseCoopers LLP as the independent accountants to perform the audit of our financial statements for 2000, and the stockholders are being asked to ratify our selection. We have engaged PricewaterhouseCoopers LLP as our independent accountants since 1989. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

                THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
                 OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

                                NEW PLAN BENEFITS

The amounts of future option grants under the incentive plan are not determinable because, under the terms of the incentive plan, grants are made in the discretion of the committee. Future option exercise prices are not determinable because they are based upon fair market value of our common stock on the date of grant. Similarly, the amounts of future stock purchases under the stock purchase plan are not determinable because, under the terms of the stock purchase plan, purchases are based upon elections made by participating employees. Future purchase prices are not determinable because they are based upon fair market value of our common stock.

Only outside directors are eligible to participate in the directors plan. Each outside director that joins the board is automatically granted an option to purchase 25,000 shares. After that, each outside director who has been granted an Initial Grant will automatically be granted an option to purchase 10,000 shares of common stock on the anniversary of the date of that outside director's Initial Grant, so long as the outside director continuously remains a director of HNC. There are currently four directors eligible for Succeeding Grants. The exercise prices of these options are not determinable because they will be equal to fair market value of the common stock on the date of grant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information about the beneficial ownership of our common stock as of March 31, 2000 by:

         - each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

         -        each director and nominee;

         - each executive officer named in the Summary Compensation Table below; and

         -        all directors and executive officers as a group.

The percentage of beneficial ownership for the table is based on 26,957,143 shares of HNC common stock outstanding as of April 19, 2000. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock, except to the extent that individuals may share authority with their spouses under community property laws. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o HNC Software Inc., 5935 Cornerstone Court West, San Diego, California 92121.

The number of shares beneficially owned by each stockholder is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares that the stockholder has the right to acquire within 60 days after March 31, 2000 through the exercise of any option. The percentage ownership of the common stock, however, is based on the assumption, required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options into shares of our common stock.


                                                                        HNC SHARES BENEFICIALLY OWNED
                                                                        -----------------------------
                                                                              OPTIONS
                                                               COMMON       EXERCISABLE
NAME OF BENEFICIAL OWNER                                       STOCK      WITHIN 60 DAYS       TOTAL       PERCENT
------------------------                                       -----      --------------       -----       -------

Capital Research and Management Company (1)                   3,411,098            --          3,411,098     12.8%
The TCW Group, Inc. (2)                                       2,682,377            --          2,682,377     10.1%
Franklin Resources, Inc. (3)                                  2,317,735            --          2,317,735      8.7%
Robert L. North (4)                                             355,037        24,363            379,400      1.4%
John Buchanan                                                       904       103,500            104,404       *
Edward K. Chandler                                               75,284        25,000            100,284       *
John Mutch                                                        2,677        97,215             99,892       *
Charles H. Gaylord, Jr. (5)                                      21,500        50,000             71,500       *
Michael A. Thiemann                                                  --        33,000             33,000       *
Raymond V. Thomas                                                19,000            --             19,000       *
Alex W. Hart                                                        400        12,000             12,400       *
J. Anthony Patterson                                                 --         9,373              9,373       *
Kenneth J. Saunders                                                  --            --             --           --
Earl V. Malit                                                        --            --             --           --
Thomas F. Farb                                                       --            --             --           --
All current executive officers and directors as a group
(15 persons)                                                    140,765       320,381            461,146      1.7%

*Less than 1% ownership.

(1) Based upon an amendment to Schedule 13G dated February 10, 2000, indicating that Capital Research and Management Company has sole dispositive power with respect to 3,411,100 shares. Includes 1,630,198 shares held by SMALLCAP World Fund, Inc. The address of CRMC is 333 South Hope Street, Los Angeles, California 90071.

(2) Based upon an amendment to Schedule 13G dated February 11, 2000, indicating that The TCW Group, Inc. and Robert Day share voting and dispositive power with respect to these shares. The address of The TCW Group, Inc. and Robert Day is 865 South Figueroa Street, Los Angeles, California 90017.

(3) Based upon an amendment to Schedule 13G dated January 19, 2000, indicating that Franklin Resources, Inc. may be deemed to have beneficial ownership of 2,317,735 shares. Includes 2,300,200 shares held by Franklin Advisors, Inc. The address of Franklin is 777 Mariners Island Boulevard, San Mateo, California 94404.

(4)   Shares of common stock are held of record by the Robert L. North &
      Dixie L. North Revocable Inter Vivos Trust, of which North is a trustee. Includes (a) 26,679 shares subject to a combination stock appreciation right at $122.22 per share and stock depreciation right at $87.30 per share expiring in February 2001; (b) 26,679 shares subject to a combination stock appreciation right at $160.05 per share and stock depreciation right at $82.45 per share expiring in February 2002; and (c) 26,679 shares subject to a combination stock appreciation right at $192.06 per share and stock depreciation right at $77.60 per share expiring in February 2003.

(5) Shares of common stock are held of record by the Gaylord Family Trust UTD 12/31/93, Charles H. Gaylord, Jr. and Lynn M. Gaylord trustees.

                               EXECUTIVE OFFICERS

The following table sets forth the names, offices, and ages of each of our executive officers, as of March 31, 2000:


NAME                                   AGE                                  POSITION
----                                   ---                                  --------
John Mutch                             43    President and Chief Executive Officer
Kenneth J. Saunders                    38    Chief Financial Officer and Secretary
W. Ward Carey                          35    Senior Vice President, Business Strategy
Kenneth G. Cramer                      36    Vice President, Business Development
Russell C. Clark                       31    Vice President, Corporate Finance and Assistant Secretary
Earl V. Malit                          37    President, HNC Insurance Solutions
Bruce E. Hansen                        40    President, HNC Financial Solutions
J. Anthony Patterson                   43    President, HNC Telecom Solutions
Douglas W. Burke                       32    President and Chief Operating Officer, eHNC Inc.
John Buchanan                          43    President and Chief Executive Officer, Retek Inc.

John Mutch has been a director of HNC since December 1999. He was appointed president and chief executive officer during December 1999, effective January 2000. Mutch joined us in July 1997, serving initially as vice president, marketing until September 1998, then as president of HNC Insurance Solutions from September 1998 to October 1999 and as president and chief operating officer from October 1999 to January 2000. He was a founder of MVenture Holdings, Inc., a private equity fund that invests in start-up technology companies, and served as a general partner from June 1994 to July 1997. From December 1986 to June 1997, Mutch held a variety of executive marketing positions with Microsoft Corporation, including director of organization marketing. He holds a bachelor's of science degree in applied economics from Cornell University and a master's degree in business administration from the University of Chicago.

Kenneth J. Saunders was appointed chief financial officer during December 1999, effective January 2000, and secretary in January 2000. Saunders joined us in January 1997, serving as treasurer until June 1998, as corporate controller from June 1998 to January 1999, and then as vice president, corporate finance and corporate controller from January 1999 to December 1999. From January 1992 to December 1996, Saunders was employed with Risk Data Corporation, where he served most recently as chief financial officer. In August 1996, HNC acquired Risk Data Corporation. From January 1991 to January 1992, he was vice president of finance and administration for A-Mark Financial Corporation. Saunders was with Arthur Andersen from 1984 to 1987. He holds a bachelor's of accountancy from Widener University and is a Certified Public Accountant.

W. Ward Carey was appointed senior vice president, business strategy during December 1999. Carey joined us in March 1999 as vice president of corporate marketing. He worked with Credit Suisse First Boston from May 1996 to April 1999, where he was a charter member of the Technology Group. Carey also held various management positions with Deutsche Banc Alex. Brown from January 1986 to May 1996. He holds a bachelor's of science degree in political science from Columbia University.

Kenneth G. Cramer joined us as vice president, business development during January 2000. Cramer was previously the managing director of Harlingwood Partners, LP, a private equity and investment banking firm from September 1997 to October 1999. He was a principal with ICV, LLC, from July 1996 to August 1997. Cramer also held various management positions with Salomon Smith Barney from August 1986 to June 1996, most recently as vice president, investment banking division. He holds a bachelor's of arts degree in computer science from Cornell University.

Russell C. Clark joined us as vice president, corporate finance during January 2000. From August 1990 to January 2000, Clark held various positions with PricewaterhouseCoopers LLP's Technology Industry Group, most recently as senior manager. He holds a bachelor's degree in business administration, accounting from the University of Iowa, and is a Certified Public Accountant.

Earl V. Malit was appointed president, HNC Insurance Solutions in November 1999. Malit joined us in July 1999 and served as senior vice president of product management until November 1999. Prior to joining HNC, Malit held various product marketing and marketing research positions at Sega of America from April 1994 to July 1999, most recently vice president of business planning. He has also held a variety of product marketing positions at Compaq, Epson and Mattel. Malit holds a bachelor's of science degree in mathematics from the University of California and a master's degree in business administration from the University of Chicago.

Bruce E. Hansen joined us as president, HNC Financial Solutions in March 2000. He served as president and chief executive officer of CASA, a privately held advanced analytical solutions company that specializes in one-to-one marketing and strategic risk management solutions, from April 1998 until we completed our acquisition of CASA during March 2000. He served as vice president, marketing and business development at Summit Medical Systems from June 1997 to April 1998, as senior vice president and general manager, medical division of MEDE America Corporation from March 1996 to June 1997 and vice president, marketing of National Electronic Information from April 1995 to March 1996. Hanson also served as vice president, corporate development at The Chase Manhattan Bank from April 1994 to April 1995. He holds a bachelor's of science degree in economics from Harvard University, and a master's degree in business administration, finance from the University of Chicago.

J. Anthony Patterson became president of HNC Telecom Solutions in August 1999. Patterson was chief executive officer of Muze Inc., a business-to-business Internet content affiliate of the privately held Metromedia Company, from September 1996 to March 1998. Patterson served as vice president and general manager of the Entertainment Group of Trade Service Corporation, an international company that provided services in data and information acquisition, management, publishing, and distribution, from March 1995 to September 1996. He co-founded Summit Associates, Inc., a bank consulting and software development firm, where he also served as chief operating officer and executive vice president from January 1992 to March 1995. He also held senior management and marketing positions with the Bank of America Corporation from May 1988 from January 1992. Patterson holds a bachelor's of science degree and a master's degree in business administration, management from Pepperdine University.

Douglas W. Burke was appointed president and chief operating officer of our e-business subsidiary, eHNC Inc., in October 1999. Burke served as the executive director of Internet products for HNC Financial Solutions from April 1999 to October 1999. Burke was the director, product management at Globeset from January 1998 to April 1999. He served as president and chief operating officer at Tenth Mountain Systems from January 1997 to December 1998. Burke also served as vice president of electronic commerce at SAIC from January 1994 to January 1997. He holds a bachelor's of science degree in economics from the University of California and a master's degree in business administration, telecommunications from the University of Pittsburgh.

John Buchanan joined Retek in May 1995 and is currently Retek's president and chief executive officer. From October 1991 to May 1995, he served as president of Transpacific Information Systems Inc., a technology investment company principally involved in introducing internationally developed software products into North America. He also serves on the board of directors of Mediconsult.com, Inc., a company that provides patient oriented healthcare information and services on the Internet. Buchanan holds a bachelor's of commerce degree in accounting and computer systems from the University of Otago, New Zealand.

                             EXECUTIVE COMPENSATION

The following table shows all compensation awarded, earned or paid for services rendered in all capacities to HNC and its subsidiaries during each of 1999, 1998 and 1997 to (i) HNC's Chief Executive Officer; (ii) HNC's other executive officers as of December 31, 1999 whose compensation exceeded $100,000 for 1999;
(iii) HNC's former Chief Executive Officer; and (iv) two former executive officers. This information includes the dollar values of base salaries and bonus awards and the number of shares subject to options granted to purchase shares of the common stock of HNC, eHNC and Retek. It also includes other compensation, if any, whether paid or deferred. HNC does not grant stock appreciation rights and has no long-term compensation benefits other than stock options.

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION                 LONG-TERM COMPENSATION AWARDS
                                                          -------------------                 -----------------------------
                                                                                             HNC          eHNC         RETEK
                                                                                          SECURITIES   SECURITIES   SECURITIES
                                                                         OTHER ANNUAL    UNDERLYING    UNDERLYING   UNDERLYING
NAME AND PRINCIPAL POSITION       YEAR      SALARY         BONUS        COMPENSATION(1)    OPTIONS       OPTIONS      OPTIONS
---------------------------       ----      ------         -----        ---------------    -------       -------      -------
John Mutch                        1999     $140,292      $205,000(3)          $356           240,000       75,000           --
   President and Chief            1998      176,731        30,000           10,782(4)        145,000           --           --
   Executive Officer (2)          1997       67,020        18,013              302           120,000           --           --

Kenneth J. Saunders               1999      129,167        45,500               96           101,238       20,000           --
   Chief Financial Officer (5)    1998      113,654        37,600               83            10,000           --           --
                                  1997      100,625        11,550               72             5,000           --           --

Earl V. Malit                     1999       84,127        25,000               55           100,000           --           --
   President, HNC Insurance       1998           --            --               --                --           --           --
   Solutions (6)                  1997           --            --               --                --           --           --

J. Anthony Patterson              1999       70,514        20,835          160,576(7)         50,000           --           --
   President, HNC Telecom         1998           --            --               --                --           --           --
   Solutions                      1997           --            --               --                --           --           --

John Buchanan                     1999      250,000       106,250               --            30,000           --      591,100
   President, HNC Retek Inc.      1998      200,000        97,500            1,878            30,000           --           --
                                  1997      150,000        90,000            1,878                --           --           --

Robert L. North                   1999      362,083            --            3,413            50,000      100,000           --
   Former President and Chief     1998      265,000       125,125            1,316            50,000           --           --
   Executive Officer (8)          1997      196,008        40,425            4,763            70,000           --           --

Raymond V. Thomas                 1999      187,500            --              976            20,000       40,000           --
   Former Vice President,         1998      156,250        59,904              805            20,000           --           --
   Finance and Administration,    1997      129,584        25,550              729            20,000           --           --
   Chief Financial Officer and
   Secretary (8)

Michael A. Thiemann               1999      261,593 (9)    46,214              224            40,000       50,000           --
   Former President, HNC          1998      191,640        78,174(10)          824           100,000           --           --
   Financial Solutions and        1997      151,591       114,153(10)        1,919                --           --           --
   Former President, Aptex (11)

(1) Unless otherwise indicated below, represents premiums for group term life and disability insurance.

(2) Served as President, HNC Insurance Solutions until October 1999 and as President and Chief Operating Officer of HNC from October 1999 to January 2000. Appointed President and Chief Executive Officer in December 1999, effective January 15, 2000.

(3)   Includes signing bonus of $25,000.

(4) Represents premiums for group term life insurance and disability insurance of $971 and housing rent of $9,811.

(5) Served as Vice President, Corporate Finance and Corporate Controller during 1999. Appointed Chief Financial Officer and Secretary in December 1999, effective January 15, 2000.

(6)   Served as Senior Vice President of Product Management until November 1999.

(7) Represents premiums for group term life insurance and disability insurance of $68 and relocation reimbursements of $160,508.

(8)   Resigned in December 1999, effective January 2000.

(9)   Includes vacation payouts of $24,894.

(10)  Includes commissions.

(11)  Resigned in October 1999.

The following table shows option grants under our incentive plan during 1999 to each of the executive officers named in the Summary Compensation Table. In accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term and do not represent HNC's estimate or projection of future common stock prices or values.

                            HNC OPTION GRANTS IN 1999


                                           PERCENTAGE                                        POTENTIAL REALIZABLE
                            NUMBER OF     OF TOTAL HNC                                      VALUE AT ASSUMED ANNUAL
                           SECURITIES       OPTIONS                                          RATES OF STOCK PRICE
                           UNDERLYING      GRANTED TO       EXERCISE                     APPRECIATION FOR OPTION TERM
                             OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION      ----------------------------
         NAME                GRANTED          1999         PER SHARE       DATE             5%                10%
         ----                -------       -----------     ---------     --------        ----------         -----
John Mutch                    40,000          1.0%           $24.37       3/18/2009       $613,172         $1,553,899
                             100,000          2.6             36.00      10/13/2009      2,264,021          5,737,473
                             100,000          2.6             81.50      12/14/2009      5,125,491         12,989,001
                             -------          ---                                        ---------         ----------
                             240,000          6.2                                        8,002,684         20,280,373

Kenneth J. Saunders              26,238       0.7             26.75       1/28/2009        441,400          1,118,594
                              75,000          1.9             87.50      12/13/2006      2,671,597          6,225,956
                              ------          ---                                        ---------          ---------
                             101,238          2.6                                        3,112,997          7,344,550

Earl V. Malit                 25,000          0.6             31.25        7/6/2009        491,324          1,245,111
                              25,000          0.6             36.00      10/13/2006        366,390            853,845
                              50,000          1.3             47.75      11/10/2006        971,952          2,265,062
                              ------          ---                                          -------          ---------
                             100,000          2.5                                        1,829,666          4,364,018

J. Anthony Patterson          50,000          1.3             31.50       8/10/2009        990,509          2,510,144

John Buchanan                 30,000          0.8             26.75          (1)           504,688          1,278,978

Robert L. North               50,000          1.3             26.75       1/28/2009        841,146          2,131,630

Raymond V. Thomas             20,000          0.5             26.75       1/28/2009        336,458            852,652

Michael A. Thiemann           40,000          1.0             24.37       3/18/2009        613,172          1,553,894


(1) These options were canceled in November 1999, pursuant to an offer that HNC and Retek made to all Retek employees, including Mr. Buchanan. HNC offered Retek employees the opportunity either to cancel their HNC options that were unvested as of March 31, 2000 and receive grants of options to purchase Retek common stock, or to retain their HNC options.

The options shown in the table were granted at fair market value, are incentive stock options (to the extent permitted under the Internal Revenue Code) and will expire ten years from the date of grant, except for Saunders' option for 75,000 shares and Malit's options for 25,000 shares and 50,000 shares, which expire seven years from the date of grant. Options are subject to earlier termination upon termination of the option holder's employment.

eHNC and Retek also grant options under their own option plans. Some of the executive officers of HNC received additional compensation in the form of options to purchase shares of eHNC and Retek common stock. The following table shows options to purchase shares of eHNC common stock granted during 1999 by eHNC to each of the executive officers named in the Summary Compensation Table.

                           eHNC OPTION GRANTS IN 1999


                                         PERCENTAGE                                          POTENTIAL REALIZABLE
                            NUMBER OF     OF TOTAL                                          VALUE AT ASSUMED ANNUAL
                           SECURITIES   eHNC OPTIONS                                         RATES OF STOCK PRICE
                           UNDERLYING    GRANTED TO        EXERCISE                      APPRECIATION FOR OPTION TERM
                             OPTIONS    EMPLOYEES IN        PRICE        EXPIRATION      ----------------------------
         NAME                GRANTED          1999         PER SHARE       DATE                5%                10%
         ----                -------       -----------     ---------     --------        ----------         --------
John Mutch                    75,000           2.5%         $2.98         10/01/2009      $140,558            $356,201
Kenneth J. Saunders           20,000           0.7           2.98         10/01/2009        37,482              94,987
Earl V. Malit                     --            --             --                 --            --                  --
J. Anthony Patterson              --            --             --                 --            --                  --
John Buchanan                     --            --             --                 --            --                  --
Robert L. North              100,000           3.4           2.98         10/01/2009       187,411             474,935
Raymond V. Thomas             40,000           1.3           2.98         10/01/2009        74,964             363,030
Michael A. Thiemann           50,000           1.7           2.98         10/01/2009        93,705             237,468


The following table shows options to purchase shares of Retek common stock granted during 1999 by Retek to each of the executive officers named in the Summary Compensation Table.

                           RETEK OPTION GRANTS IN 1999


                                           PERCENTAGE                                      POTENTIAL REALIZABLE
                                            OF TOTAL                                      VALUE AT ASSUMED ANNUAL
                            NUMBER OF        RETEK                                          RATES OF STOCK PRICE
                           SECURITIES       OPTIONS                                      APPRECIATION FOR OPTION TERM
                           UNDERLYING      GRANTED TO       EXERCISE                     ----------------------------
                             OPTIONS      EMPLOYEES IN       PRICE      EXPIRATION
         NAME                GRANTED          1999         PER SHARE       DATE                5%                10%
         ----                -------       -----------     ---------     --------        ----------         --------
John Mutch                        --            --%           $--                 --           $--                 $--
Kenneth J. Saunders               --            --             --                 --            --                  --
Earl V. Malit                     --            --             --                 --            --                  --
J. Anthony Patterson              --            --             --                 --            --                  --
John Buchanan                591,100           8.1          10.00         10/29/2009     3,717,396           9,420,612
Robert L. North                   --            --             --                 --            --                  --
Raymond V. Thomas                 --            --             --                 --            --                  --
Michael A. Thiemann               --            --             --                 --            --                  --


The following table shows information about the exercise of options to purchase HNC common stock during 1999 by each of the executive officers named in the Summary Compensation Table, including the total amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable HNC stock options as of December 31, 1999. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and $105.75 per share, which was the closing price of HNC's common stock as reported on the Nasdaq National Market on December 31, 1999, the last day of trading for 1999.

           HNC AGGREGATE OPTION EXERCISES IN 1999 AND YEAR-END VALUES


                                                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                              SHARES                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            ACQUIRED ON      VALUE         OPTIONS AT YEAR-END (1)            AT YEAR-END (2)
          NAME              EXERCISE (1)   REALIZED (1)  EXERCISABLE  UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
John Mutch                    51,618       $1,397,654       69,632        383,750      $4,801,042     $22,854,062
Kenneth J. Saunders           13,750          132,500           --        116,241             --        4,537,490
Earl V. Malit                     --               --           --        100,000             --        6,506,250
J. Anthony Patterson              --               --        4,166         45,834         309,325       3,403,175
John Buchanan                     --               --       90,000         13,500       6,761,250       1,027,125
Robert L. North              175,000        2,660,000      210,825        129,175      18,885,528       9,833,847
Raymond V. Thomas             25,000        1,485,625      101,666         48,334       9,645,779       3,699,220
Michael A. Thiemann           25,000          746,723           --        115,000              --       8,523,750

(1) "Value Realized" represents the fair market value of the shares of common stock underlying the option on the date of exercise less the total exercise price of the option.

(2) These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding options and $105.75, the closing price of HNC's common stock on December 31, 1999, the last day of trading for 1999.

The following table shows the number of shares covered by both exercisable and unexercisable options to purchase eHNC common stock held as of December 31, 1999 by each of the executive officers named in the summary compensation table. None of the named executive officers exercised any options to purchase eHNC common stock during 1999. The value of unexercised options at year-end is based on the spread between the exercise price of each outstanding option and $2.98, the fair market value of a share of eHNC common stock as of December 31, 1999, as determined by the eHNC board of directors. Shares of eHNC common stock are not traded on any public market.

                           eHNC OPTION YEAR-END VALUES


                                   NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                  UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                   OPTIONS AT YEAR-END                AT YEAR-END
              NAME             EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
John Mutch                        --          75,000           --             $ --
Kenneth J. Saunders               --          20,000           --               --
Earl V. Malit                     --              --           --               --
J. Anthony Patterson              --              --           --               --
John Buchanan                     --              --           --               --
Robert L. North                   --         100,000           --               --
Raymond V. Thomas                 --          40,000           --               --
Michael A. Thiemann            8,333          41,667           --               --


The following table shows the number of shares covered by both exercisable and unexercisable options to purchase Retek common stock held as of December 31, 1999 by each of the executive officers named in the summary compensation table. None of the named executive officers exercised any options to purchase Retek common stock during 1999. The value of unexercised options at year-end is based on the positive spread between the exercise price of each outstanding option and $75.25, the closing price of Retek's common stock on December 31, 1999, the last day of trading for 1999.

                          RETEK OPTION YEAR-END VALUES


                               NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                               OPTIONS AT YEAR-END                AT YEAR-END
          NAME             EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
John Mutch                    --           --             $--             $--
Kenneth J. Saunders           --           --              --              --
Earl V. Malit                 --           --              --              --
J. Anthony Patterson          --           --              --              --
John Buchanan                 --       591,100             --       38,569,275
Robert L. North               --           --              --              --
Raymond V. Thomas             --           --              --              --
Michael A. Thiemann           --           --              --              --


EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS

         On December 14, 1999, HNC entered into an agreement with Robert L. North, the former President and Chief Executive Officer of HNC, that requires North to provide or be available to provide consulting services to HNC and eHNC for at least 20 hours per month until December 31, 2000. HNC will pay North monthly, in an amount equal to the monthly base salary he received while he was an officer of HNC. In addition, for as long as North is a director of HNC or a consultant to HNC and eHNC, the options to purchase HNC common stock and eHNC common stock that had been granted to North will continue to vest and will remain exercisable as provided in his option agreements. For as long as North serves as a consultant, his options to purchase HNC common stock and eHNC common stock will vest and become exercisable in full upon the earliest to occur of the following: (a) December 31, 2000; (b) North dies or is disabled; (c) North resigns from the HNC board of directors; or (d) North is not reelected to, or is removed from, the HNC board of directors.

         On December 13, 1999, HNC entered into an agreement with Raymond V. Thomas, the former Vice President, Finance and Administration, Chief Financial Officer and Secretary of HNC, that requires Thomas to provide or be available to provide consulting services to HNC and eHNC for at least 30 hours per month until December 31, 2000. HNC will pay Thomas monthly, in an amount equal to the monthly base salary he received while he was an officer of HNC. In addition, until December 31, 2000, the options to purchase HNC common stock and eHNC common stock that had been granted to Thomas will continue to vest and will remain exercisable as provided in his option agreements. Thomas' options to purchase HNC common stock and eHNC common stock will vest and become exercisable in full on December 31, 2000 as long as he has fulfilled his consulting obligations under the agreement and other obligations related to noncompetition and nonsolicitation of HNC or eHNC employees.

         On October 13, 1999, HNC entered into an employment agreement with John Mutch in connection with Mutch's appointment as HNC's Chief Operating Officer. The agreement was for a term of one year. It provides that Mutch would be paid a salary of $325,000 per year, a signing bonus of $25,000, a target bonus amount for 1999 of $195,000 pro rated for the portion of 1999 remaining and a target bonus amount for 2000 of $195,000. The agreement also provided for the grant of an additional option to purchase 100,000 shares of HNC common stock that will vest and become exercisable as to 25,000 of the shares on the date of grant and as to the remaining shares in 36 equal monthly installments, beginning on the first anniversary of the date of grant. The vesting of this option will accelerate and the option will be exercisable in full if Mutch is terminated by HNC without cause or if Mutch's employment is terminated because of his death or disability. In addition, the agreement provides that if Mutch is terminated without cause, he will be entitled to a severance payment equal to his salary for the remainder of the term of the agreement, payable in a lump sum, plus the pro rata portion of any earned bonus.

         On December 13, 1999, HNC entered into a further employment agreement with John Mutch in connection with his appointment as President and Chief Executive Officer of HNC, which was effective on

January 15, 2000. The agreement is for a term of one year. It provides that Mutch will be paid a salary of $400,000 per year, and will be eligible for a target bonus of $240,000, based on attainment of bonus objectives determined by the HNC board of directors. The agreement also provides for the grant of an additional option to purchase 100,000 shares of HNC common stock that would vest and become exercisable in 48 equal monthly installments, beginning in February 2000. The vesting of the option will accelerate and the option will be exercisable in full if Mutch is terminated by HNC without cause or if Mutch's employment is terminated because of his death or disability. In addition, the agreement provides that if Mutch is terminated without cause, he will be entitled to a severance payment equal to his salary for the remainder of the term of the agreement, payable in a lump sum, plus the pro rata portion of any earned bonus.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Messrs. Gaylord and Hart, neither of whom has any interlocking relationships as defined by the SEC.

                        REPORT ON EXECUTIVE COMPENSATION

This report on executive compensation is required by the SEC. It shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

Decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee of the Board (the "COMMITTEE"). The Committee is composed of two independent non-employee directors, neither of whom has any interlocking relationships as defined by the SEC. Although the Chief Executive Officer and the Chief Financial Officer attend some of the meetings of the Committee, they do not participate in deliberations that relate to their own compensation.

GENERAL COMPENSATION POLICY

The Committee acts on behalf of the board to establish our general compensation policy for all of our employees. The Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers and employees at or about the beginning of each year. The Committee administers our incentive and equity plans, including the Equity Incentive Plan, 1998 Option Plan and the Employee Stock Purchase Plan.

The Committee's philosophy in compensating executive officers, including the CEO, is to relate compensation directly to corporate performance. Thus, our compensation policy, which applies to executive officers and our other key employees, relates a portion of each individual's total compensation to our revenue and profit objectives as well as individual objectives set at the beginning of the year. Consistent with this policy, a designated portion of the compensation of our executive officers is contingent on corporate performance and, in the case of certain executive officers, is also based on the individual officer's performance, as determined by the Committee in its discretion. Long-term equity incentives for executive officers are effected through the granting of stock options. Stock options have value for the executive only if the price of our common stock increases above the fair market value on the grant date and the executive remains in our employ for the period required for the options to vest.

The Committee determines base salaries, incentive compensation and stock option grants of the executive officers based in part on its review of the Radford Executive Compensation Report (the "RADFORD STUDY"), the American Electronics Association Executive Compensation Survey for Electronics and Information Technology Companies and other surveys of prevailing compensation practices among high-technology companies with whom HNC competes for executive talent, and by their evaluation of this information in connection with our corporate goals. These surveys are nationally known for their data bases of high technology company compensation practices. The Radford Survey itself includes over 500 high technology companies. To this end, the Committee attempts to compare the compensation of our executive officers with comparable survey positions and the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, our executive officers, including the CEO, are each eligible to receive cash bonuses and option grants.

In preparing the performance graph for this proxy statement, we used the H&Q Technology Index as our published line of business index. The companies in the Radford Survey are substantially similar to the companies contained in the H&Q index. Nevertheless, certain of the companies in the H&Q index were included in the Radford Survey and our other salary surveys because they were not determined to be competitive with us for executive talent or because compensation information was not available.

This competitive market information is reviewed by the Committee with the CEO for each executive level position and within the Committee as to the CEO. In addition, each executive officer's performance for the last year and objectives for the next year are viewed, together with the executive officer's responsibility level and our fiscal performance versus objectives and potential performance targets for the next year.

1999 EXECUTIVE COMPENSATION

BASE COMPENSATION. The foregoing information was presented to the Committee in February 1999. The Committee reviewed the recommendations and performance and market data outlined above and established a base salary level to be effective February 1, 1999 for each executive officer, including the CEO.

INCENTIVE COMPENSATION. Cash bonuses are awarded to the extent that an executive officer has achieved predetermined individual objectives and we have met predetermined revenue and profit objectives set by the board at the beginning of the year. The CEO's subjective judgment of executives' performance (other than his own) is taken into account in determining whether those individual objectives have been satisfied. Performance is measured at the end of the year. For 1999, the basis of target incentive compensation for executive officers were our revenues and profits, ranging from approximately 60% to 100% of an individual's target incentive compensation, with the balance, if any, based on individual objectives, depending on the individual executive. The targets and actual bonus payments are determined by the Committee, in its discretion.

STOCK OPTIONS. Stock options are an essential element of our executive compensation package. The Committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of the equity-based compensation depends entirely on appreciation of our common stock. Approximately 100% of our full-time employees are granted employee stock options. In addition, in October 1999 the board of directors of eHNC granted options to purchase eHNC common stock to executive officers and employees of HNC who provide services to eHNC.

In 1999, we granted stock options to executive officers to aid in the retention of executive officers and to align their interests with those of the stockholders. See "Executive Compensation--Option Grants in 1999." Stock options typically have been granted to executive officers when the executive first joins us, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In the discretion of the Committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with us and to strive to increase the value of our common stock. In 1999, as part of an annual review of the stock options held by executive officers and managers, the Committee considered these factors, as well as the number of options held by executive officers as of the date of grant that remained unvested. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of our common stock on the date of grant.

For 2000, the Committee will be considering whether to grant future options to executive officers based on the factors described above, with particular attention to company-wide management objectives and the executive officers' success in obtaining specific individual financial and operational objectives established or to be established for 2000, to our revenue and profit expectations and to the number of options currently held by the executive officers that remain unvested.

COMPANY PERFORMANCE AND CEO COMPENSATION. The board ratified the Committee's decision for North's cash compensation for 1999. Effective in February 1999, North's base salary increased to $370,000. The Committee did not award North incentive compensation for 1999. As an additional incentive to North to achieve the objectives established by the Committee for 1999, in March 1999, the Committee exercised its discretion and granted North a stock option to purchase 50,000 shares of our common stock to become exercisable as to 25% of the shares underlying the option for each full year following the date of grant that North renders services to HNC. In granting the stock option to North, the Committee reviewed North's prior outstanding option grants, the number of options that remained unexercisable, the number of shares North already owned as of the date the option was granted and HNC's performance in 1998. The Committee believes that this grant was appropriate because it provided the proper incentive to North and takes account of his prior significant stock holdings. The Committee reviewed the compensation practices of comparable companies in making this award to North. In addition, in October 1999 the board of directors of eHNC granted an option to North to purchase 100,000 shares of eHNC common stock.

Mutch was promoted from President, HNC Insurance Solutions Inc. to President and Chief Operating Officer of HNC in October 1999. In December 1999, he was promoted to President and CEO of HNC effective January 2000. His base salary, therefore, increased to $400,000 and he became eligible for a target bonus of up to $240,000 for fiscal year 2000. In addition, Mutch was granted a stock option to purchase up to 100,000 shares of our common stock in connection with each promotion. The shares subject to the option granted in October 1999 vest and become exercisable as to 25,000 shares on the date of grant and as to the remaining shares in 36 equal monthly installments beginning on the first anniversary of the date of grant. The shares subject to the option granted in December 1999 vest and become exercisable in 48 equal monthly installments beginning in February 2000. In addition, in October 1999 the board of directors of eHNC granted an option to Mutch to purchase 100,000 shares of eHNC common stock.

Mutch was awarded incentive compensation of $180,000 for 1999. This bonus figure represents approximately 92% of the target bonus for Mutch for 1999. All of Mutch's incentive compensation was based upon obtaining and surpassing corporate operating revenue and profit objectives and performance relative to individual goals for HNC Insurance Solutions.

COMPLIANCE WITH SECTION 162(m) OF THE CODE. We intend to comply with the requirements of Section 162(m) of the Internal Revenue Code for 2000. The Equity Incentive Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. We do not expect cash compensation for 2000 to any of our executive officers to be more than $1,000,000 or consequently affected by the requirements of Section 162(m).

                                        COMPENSATION COMMITTEE

                                        CHARLES H. GAYLORD, JR.
                                        DIRECTOR


                                        ALEX W. HART
                                        DIRECTOR

                         COMPANY STOCK PRICE PERFORMANCE

The stock price performance graph below is required by the SEC. It shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

The graph below compares the cumulative total stockholder return on our common stock from December 31, 1995 to December 31, 1999 with the cumulative total return on the Nasdaq Stock Market--U.S. Index and the H&Q Technology Index over the same period (assuming the investment of $100 in our common stock and in each of the other indices on the date of our initial public offering, and reinvestment of all dividends).

The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.


                                                                     NASDAQ STOCK              H&Q TECHNOLOGY
                                         HNC SOFTWARE INC.         MARKET--U.S. INDEX               INDEX
                                         -----------------         ------------------               -----
                                        MARKET    INVESTMENT                INVESTMENT                  INVESTMENT
                                         PRICE       VALUE       INDEX         VALUE        INDEX          VALUE
                                         -----       -----       -----         -----        -----          -----
12/31/95                                $23.875      $341.05      345.9        $113.84      836.8         $105.94
12/31/96                                $31.250      $446.40      425.4        $140.02    1,040.0         $131.67
12/31/97                                $43.000      $614.25      522.1        $171.82    1,219.3         $154.37
12/31/98                                $40.438      $577.68      735.7        $241.68    1,896.6         $240.11
12/31/99                               $105.750    $1,510.71    1,325.8        $436.90    4,235.6         $536.24


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From January 1, 1999 to the present, there are no currently proposed transactions in which the amount involved exceeds $60,000 to which HNC or any of its subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of these persons had (or will have) a direct or indirect material interest, except for payments set forth under "Executive Compensation" above and the transaction described below.

In August 1999, HNC loaned $200,000 to J. Anthony Patterson, the President of HNC Telecom Solutions, to assist in his purchase of a home. The loan is secured by a second mortgage on the home. The loan is due in full in August 2004 and bears interest at the rate of 5.19% compounded monthly. Interest payments are made semi-monthly.

                              STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2001 Annual Meeting of Stockholders must be received at our principal executive offices no later than December 21, 2000 in order to be included in our proxy statement and form of proxy relating to that meeting. Stockholders wishing to bring a proposal before our 2001 annual meeting of stockholders (but not include it in our proxy materials) must provide written notice of the proposal to the Secretary of HNC at our principal executive offices by March 26, 2001. In addition, stockholders must comply with the procedural requirements in our Bylaws. Stockholders can obtain a copy of our Bylaws from us. The Bylaws are also on file with the SEC.

                         COMPLIANCE UNDER SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16 of the Securities Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. The SEC regulations also require these persons to furnish us with a copy of all Section 16(a) forms they file. Based solely on our review of the copies of the forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 1999.

                                 OTHER BUSINESS

The board does not intend to bring any other business before the meeting, and, so far as is known to the board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such proxies.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                   PROXY

                             HNC SOFTWARE INC.

              ANNUAL MEETING OF STOCKHOLDERS - MAY 25, 2000

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John Mutch and Kenneth J. Saunders, or either of them, as proxies each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of stock of HNC Software Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card at the Annual Meeting of Stockholders of HNC Software Inc. (the "Meeting") to be held on Thursday, May 25, 2000 at 10:00 a.m. local time, at the Company's offices located at 5935 Cornerstone Court West, San Diego, California and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5 AND 6, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOUNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


SEE REVERSE      (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)     SEE REVERSE
   SIDE                                                              SIDE

                                 DETACH HERE

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.
                 FOR MORE DETAILED DESCRIPTION OF THE PROPOSALS,
                      PLEASE PREFER TO THE PROXY STATEMENT.

1. The election of five directors, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal.

NOMINEES:  (01) Edward K. Chandler, (02) Thomas F. Farb, (03) Alex W. Hart,
           (04) Charlee H. Gaylord, Jr. and (05) John Mutch

           / / FOR ALL NOMINEES     / / WITHHELD FROM ALL NOMINEES

/ / __________________________________________________________________
(Instruction: to withhold authority to vote for any individual nominee write that nominee's name on the space provided above.)

                                MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW / /

2. To amend HNC's Certificate of Incorporation to increase the number of shares of Common Stock from 50,000,000 shares to 120,000,000 shares.

                   FOR          AGAINST          ABSTAIN
                   / /            / /              / /

3. To approve an amendment to HNC's 1995 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the plan by 1,850,000 shares.

                   FOR          AGAINST          ABSTAIN
                   / /            / /              / /

4. To approve an amendment to HNC's 1995 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance under the plan by 200,000 shares.

                   FOR          AGAINST          ABSTAIN
                   / /            / /              / /

5. To approve an amendment to HNC's 1995 Directors Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan by 100,000 shares.

                   FOR          AGAINST          ABSTAIN
                   / /            / /              / /

6. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

                   FOR          AGAINST          ABSTAIN
                   / /            / /              / /

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband an wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

Signature:________________________________________ Date: _____________________

Signature:________________________________________ Date: _____________________